UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2019

FLUX POWER HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-25909	86-0931332
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2685 S. Melrose Drive, Vista, California	92081
(Address of Principal Executive Offices)	(Zip Code)

877-505-3589
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 1.01
Entry into a Material Definitive Agreement.

Flux Power, Inc. (“Flux”), a wholly owned subsidiary of Flux Power Holdings, Inc. (the “Registrant”), entered into that certain Amendment No. 1 to the Unsecured Promissory Note with Cleveland Capital, L.P., a minority stockholder of Registrant (“Cleveland”), effective September 1, 2019 (the “Amendment”) pursuant to which the maturity date under the Unsecured Promissory Note issued on July 3, 2019 (“Original Note”) was modified from September 1, 2019 to December 31, 2019.

The Amendment, together with the Original Note, evidences a loan in the principal amount of $1,000,000 provided by Cleveland to Flux (the “Loan”) pursuant to that certain Loan Agreement dated July 3, 2019, by and among Flux, the Registrant and Cleveland. In connection with the Loan, the Registrant issued Cleveland a three-year warrant on July 3, 2019 (the “Original Warrant”) to purchase the Registrant’s common stock for a number of shares equal to 0.5% of the number of shares of common stock outstanding after giving effect to the total number of shares of common stock sold in a public offering, based on the exercise price equal to the per share public offering price. As an inducement for the Amendment, the Registrant agreed to amend and restate the Original Warrant to (i) increase the warrant coverage from 0.5% to 1.0% based on the number of shares of common stock outstanding after giving effect to the total number of shares of common stock sold in the next private or public offering (“Offering”), and (ii) change the exercise price to equal the per share purchase price of the Offering (“Amended Warrant Certificate”).

Cleveland is a minority stockholder of the Registrant. Cleveland is also a lender pursuant to a certain Amended and Restated Credit Facility Agreement dated March 28, 2019, by and among Cleveland, Flux, Esenjay Investments, LLC (“Esenjay”), and additional lenders to such agreement (“Additional Lenders”). In connection therewith, Cleveland was also issued a secured promissory note by Flux. To secure the obligations under such note, Cleveland entered into a certain Amended and Restated Security Agreement dated March 28, 2019, with the Flux, Esenjay and the Additional Lenders.

The foregoing description of the terms of the Amendment, and the Amended Warrant Certificate does not purport to be complete and is qualified in its entirety by reference to the full text of the respective agreements, copies of which are filed hereto as Exhibits 10.1 and 10.2, and are incorporated herein by reference.

Item 2.03
Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01
Financial Statements and Exhibits

Exhibit No.	Exhibit Description
10.1	Amendment No. 1 to the Unsecured Promissory Note
10.2	Amended and Restated Warrant Certificate

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Flux Power Holdings, Inc.
a Nevada corporation

By:	/s/ Ronald F. Dutt
Ronald F. Dutt, Chief Executive Officer

Dated: September 5, 2019